SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 26, 2009

Optex Systems Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

340 Haven Avenue, #2N
New York, NY 10033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(201) 344-8467
(ISSUER TELEPHONE NUMBER)

Sustut Exploration, Inc.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 26, 2009, our shareholders and directors authorized us to file an Amendment to our Certificate of Incorporation with the State of Delaware (the “Amendment”) in order to: (i) change our name to Optex Systems Holdings, Inc.; (ii) designate 5,000 shares of preferred stock; (iii) provide further explanation of the powers of the directors and stockholders of the corporation; and (iv) certain other provisions.

Additionally, on March 26, 2009, we authorized the designation of 1,027 shares of our preferred stock to be designated as Series A Convertible Preferred Stock pursuant to the rights and designations described in the Certificate of Designation for Series A Convertible Preferred Stock (the “Certificate of Designation”).

A copy of the Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.  And, a copy of the Certificate of Designation is attached hereto as Exhibit 3.2.

Item 8.0    Other Events

On March 12, 2009, the Board of Directors of Optex Systems Holdings, Inc. (formerly, Sustut Exploration, Inc.) (the “Company”) approved a 1-2.5 forward stock split (the “Forward Split”) of the Company’s issued and outstanding common stock with a record date of March 12, 2009. The Forward Split is only for the Company’s issued and outstanding shares and not its authorized shares. The Forward Split was payable on March 13, 2009. The Company had 17,999,995 shares outstanding prior to the split and, as a result of the Forward Split, the Company will have 44,999,991 shares outstanding following the split.

Item 9.01   Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sustut Exploration, Inc.

By:	/s/ Andrey Oks
Andrey Oks President

Dated: March 26, 2009